UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

MorningStar Partners, L.P.*

(Exact name of registrant as specified in its charter)

Delaware	32-0368858
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

400 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☐

Securities Act registration statement file number to which this form relates:

333-268424

Securities to be registered pursuant to Section 12(g) of the Act:

None

*

MorningStar Partners, L.P. is the registrant filing this Form 8-A with the Securities and Exchange Commission. Prior to the closing of the offering, MorningStar Partners, L.P. will be renamed TXO Energy Partners, L.P. in connection with the reorganization transactions described in the Registrant’s Registration Statement on Form S-1.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in MorningStar Partners, L.P. (the “Registrant”) is set forth under the captions “Prospectus Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units” and “The Partnership Agreement” in the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-268424), initially filed with the Securities and Exchange Commission on November 17, 2022 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MorningStar Partners, L.P.

	By:	MorningStar Oil & Gas, LLC,
Its general partner

Date: January 26, 2023	By:	/s/ Brent W. Clum
Brent W. Clum
President of Business Operations and Chief Financial Officer